UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

For Registration of Certain Classes of Securities
Pursuant to Section 12(b) or (g) of the
Securities Exchange Act of 1934

eFunds Corporation

(Exact name of registrant as specified in its charter)

Delaware	39-1506286
(State or other jurisdiction	(IRS Employer
of incorporation or organization)	Identification Number)

Gainey Center II, Suite 300
8501 North Scottsdale Road
Scottsdale, Arizona	85253
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class	Name of each exchange on which
to be so registered	each class is to be registered

Common Stock, par value $0.01 per share	New York Stock Exchange, Inc.

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective General Instruction A.(d), check the following box. ☐

Securities Act registration statement file number to which this Form relates: Not applicable

Securities to be registered pursuant to Section 12(g) of the Act: None

Item 1. Description of Registrant’s Securities to be Registered.
Item 2. Exhibits.
SIGNATURE

Item 1. Description of Registrant’s Securities to be Registered.

The description of the common stock of Registrant to be registered hereunder is incorporated by reference herein from the description set forth under the caption “Description of Capital Stock” contained in the Registrant’s Registration Statement on Form S-1 (File No. 333-33992), as amended, which Registration Statement was initially filed with the Securities and Exchange Commission on April 4, 2000.

Item 2. Exhibits.

None

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

eFunds Corporation

Date: December 29, 2003	/s/ George W. Gresham

George W. Gresham,
Vice President, Controller